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                                POWER OF ATTORNEY

I, the undersigned officer of the Lincoln Variable Insurance Products Trust ("Trust"), hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to the Trust and the series of funds thereof, which were previously executed by me and do hereby severally constitute and appoint Steven Kluever, Rise' Taylor and Cynthia Rose my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 33-70742 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Trust, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed by me on March 27, 2003.

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SIGNATURE                                                              TITLE
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
         /s/ Eldon J. Summers                                          Vice President and Treasurer
--------------------------------------------
Eldon J. Summers

State  of  Indiana)
                  ) SS:
County of  Allen  )

                                                                       Subscribed and sworn to before me this
                                                                       27th day of March, 2003.

                                                                       /s/ Marilyn J. Sommers
                                                                       -----------------------------------
                                                                       Notary Public
                                                                       Commission Expires:   1/14/2008
                                                                                           ---------------
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